REGISTRATION NO. 333-111635

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM SB-2

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933
                               (Amendment No. 6)

                          BIDGIVE INTERNATIONAL, INC.
                (Name of Small Business Issuer in Its Charter)

               Delaware                            5960                     42-1617630
           (State or Other                   (Primary Standard           (I.R.S. Employer
           Jurisdiction of               Industrial Classification      Identification No.)
    Incorporation or Organization)             Code Number)

                                         3229 Wentwood Dr., Suite 200
                                             Dallas, Texas 75225
                                                (972) 943-4185
                        (Address and Telephone Number of Principal Executive Offices)

                                         3229 Wentwood Dr. Suite 200
                                             Dallas, Texas 75225
               (Address of Principal Place of Business or Intended Principal Place of Business)

    Gary S. Joiner        James P. Walker, Jr.
 4750 Table Mesa Drive 3229 Wentwood Dr, Suite 200
Boulder, Colorado 80305    Dallas, Texas 75225
    (303) 494-3000           (972) 943-4185

          (Name, Address and Telephone Number of Agents For Service)

Approximate Date of Proposed Sale to the Public: As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


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
_____________________________________________________________________________


Title Of Each Class Of Securities To Be  Amount To Be  Proposed Maximum Offering   Proposed Maximum Aggregate    Amount Of
              Registered                 Registered        Price Per Share              Offering Price         Registration
                                                                                                                     Fee
     Common Stock, par value $.001
                                        1,000,000              $2.50                       $2,500,000             $ 202.25

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.











INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ________, 2005



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
_____________________________________________________________________________

			 BIDGIVE INTERNATIONAL, INC.


                       1,000,000 SHARES OF COMMON STOCK


                               $2.50 PER SHARE

This is our initial public offering and no public trading market currently exists for our stock. We are offering to the public up to 1,000,000 shares (the "shares") of our common stock (the "common stock") on a "best efforts no minimum" basis directly through our officers and directors, who will not receive any commissions or remuneration for selling shares. There are no minimum purchase requirements, and no arrangements to place any of the proceeds of the offering in escrow. This offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or
(iii) the date on which we terminate this offering.

Prior to the date of this prospectus, there has been no public market for our common stock, and there is no assurance that a trading market will develop.

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER ALL OF THE FACTORS SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 5 OF THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus shall not be used before the effective date of the registration statement.


                               PRICE TO THE PUBLIC          NET PROCEEDS
                                                  TO BIDGIVE INTERNATIONAL (1) (2)
           Per Share                  $2.50                    $2.50
Total Amount (1,000,000 Shares)    $2,500,000                $2,500,000

 (1) Assumes no commissions will be paid on shares that are sold.
 (2) Before expenses of the offering which we estimate will be approximately $100,000.





               The date of this Prospectus is ___________, 2005.




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
_____________________________________________________________________________

                               TABLE OF CONTENTS



                                                                                   Page
SUMMARY                                                                               5
RISK FACTORS                                                                          8
USE OF PROCEEDS                                                                      11
DETERMINATION OF OFFERING PRICE                                                      12
DILUTION                                                                             12
PLAN OF DISTRIBUTION                                                                 13
LEGAL PROCEEDINGS                                                                    15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                         15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                       17
DESCRIPTION OF SECURITIES                                                            19
INTEREST OF NAMED EXPERTS AND COUNSEL                                                19
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                          19
DESCRIPTION OF BUSINESS                                                              20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                            28
DESCRIPTION OF PROPERTY                                                              32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                       33
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS                          34
EXECUTIVE COMPENSATION                                                               35
EXPERTS                                                                              36
LEGAL MATTERS                                                                        36
INDEX TO FINANCIAL STATEMENTS                                                        38


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
_____________________________________________________________________________



                                    SUMMARY

      This Summary highlights selected information about BidGive International and the offering.

BidGive International, Inc.
3229 Wentwood Dr, Suite 200
Dallas, Texas 75225
(972) 943-4185

BIDGIVE INTERNATIONAL

      BidGive International, Inc. (formerly known as Rolfe Enterprises, Inc.) ("we," "us," "our," or "BidGive International"), was originally incorporated as Rolfe Enterprises, Inc., under the laws of the State of Florida on May 6, 1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 (the "Exchange Act") by filing a registration statement on Form 10SB on September 12, 2002.
On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into (the "reincorporation merger") BidGive International, a Delaware corporation formed on such date and prior to the merger a wholly-owned subsidiary of Rolfe Enterprises, Inc., with BidGive International surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

      From the date of our incorporation through December 3, 2003, our only business activities were the organizational activities described above, including registration under the Exchange Act, and efforts to locate a suitable business opportunity for acquisition.

      On December 4, 2003, we acquired all of the assets of BidGive Group, LLC, a Texas limited liability company, through the merger (the "merger") of BidGive Group, LLC with and into BGG Acquisition Subsidiary, Inc., our wholly-owned subsidiary (the "Merger Sub"). BidGive Group, LLC was a start-up transitional company formed on May 28, 2003 to acquire certain assets from a developmental, non-operating company named BidGive, Inc. The assets which we acquired in the merger consisted of a development stage discount certificate business, the related website, and related proprietary technology and business model. This business model includes joint marketing and advertising with participating merchants to supply discount shopping, dining, and travel certificates for sale to the public on our website (http://www.bidgive.com) and the sharing of revenue proceeds with not-for-profits chosen by the individual purchasers. We are currently further developing the assets we acquired in the merger and have commenced operations of an e-commerce website through which we will offer and sell discount certificates, and other products and services as opportunities arise. On February 2, 2004, our website was activated and initial business operations were commenced, but to date we have generated only nominal revenues. Neither Rolfe Enterprises, Inc. nor BidGive Group, LLC, BidGive International's two predecessors, has ever been subject to any bankruptcy, receivership or similar proceedings.

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
_____________________________________________________________________________

      We have acquired written contracts with various restaurants and retail merchants desiring to participate in the BidGive programs to offer and sell dining and shopping certificates in Palm Beach/Boca Raton, Florida (32 written contracts to date), and are continuing to seek contracts with additional merchants. We have also begun the process of acquiring similar written contracts in Newark, New Jersey, Long Island, New York, and Toronto, Canada, utilizing independent sales contractors and joint venture partners in these areas. In addition to actively pursuing local restaurants and retail merchants in all of the cities/geographic areas listed above, we are also in negotiations with national retail and restaurant chains pursuant to our plan of operations. We also have a written agreement with Coventry Travel, a travel industry consolidator, to offer travel related services.



THE OFFERING


Common       We are offering up to 1,000,000 shares of our common stock for sale to the public at a price
Stock        of $2.50 per share. There are no minimum purchase requirements and no arrangements to place
Offered      any of the proceeds of the offering in escrow.


Common       We currently have a total of 6,308,292 shares of common stock issued and outstanding.
Stock To Be  In the event that all 1,000,000 shares offered hereby are sold, we will then have a total
Outstanding  of 7,308,292 shares issued and outstanding.

No Trading   Our common stock is not quoted on the OTC Bulletin Board, or listed on any exchange,
Market       and there is not currently any public market for our stock.

Risk         Investment in our common stock involves a high degree of risk. Among the significant risk
Factors      factors are: (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we commenced principal business operations during the first quarter of 2004 and have a limited operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working
	     capital. (See "Risk Factors" for additional information).

_____________________________________________________________________________

SUMMARY FINANCIAL INFORMATION

      The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.







                          BIDGIVE INTERNATIONAL, INC.


                              FISCAL YEAR ENDED   FISCAL YEAR ENDED
                              DECEMBER 31, 2004   DECEMBER 31, 2003

OPERATING STATEMENT DATA:

Revenues                                    25,920               --
Operating Expenses                        $185,579          $47,287
Net Profit (Loss) from Operations        ($159,659)        ($47,287)
Net Profit (Loss) Per Share                 ($0.02)          ($0.05)
BALANCE SHEET DATA:
Total Assets                               $15,344              846
Total Liabilities                         $163,758          $43,851
Shareholders' Equity                     ($188,914)        ($43,005)





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
_____________________________________________________________________________

                                 RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING OUR BUSINESS AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

We may be subject to claims for liability as a result of sales of securities which are alleged to have been made in violation of federal securities laws.

      Under the federal securities laws, any offering of securities must be registered unless an exemption from registration is available, and, with limited exceptions, no exemption from registration is generally available for a private placement transaction which is made concurrently with a public offering. We may be considered to have commenced a public offering of securities on December 31, 2003, when we first filed this registration statement on Form SB-2. Subsequent to that date, we offered and sold both shares of common stock and convertible promissory notes in private placement transactions. Although we made these transactions in reliance upon claimed exemptions from registration which we believed were valid, the purchasers may claim that the transactions violated federal securities laws. If any of these transactions did violate federal securities laws, the purchasers in those transactions may have claims against us for damages or for rescission of their purchase transaction and recovery of the full subscription price paid, together with interest. As of the date of this registration statement, none of the purchasers has made or threatened any claim against us alleging violation of the federal securities laws.


We commenced principal business operations in the first quarter of 2004 and have a limited operating history. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

      We have a limited operating history and are subject to all of the substantial risks inherent in the commencement of a new business enterprise.
We may encounter financial and operational difficulties, including the risks associated with persuading vendors and customers to participate in a new business process involving marketing and sale of discount certificates combined with sharing of revenue with not-for-profit entities, that result in a failure to become profitable. As a result, there can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve profitability or that we will not discover problems with our business model.

The development of our business will be limited unless we obtain substantial working capital. If we do not raise significant capital either from this offering or from other sources, we will be required to abandon or significantly curtail our expansion plans.

      We require substantial working capital to fund our business. As of December 31, 2004, our current amount of working capital (current assets less current liabilities) was ($148,414). Our cash available on hand on December 31, 2004 was approximately $5,344. We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We may not receive any significant amount of proceeds from this offering and we may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. If we do not raise significant capital either from this offering or

_____________________________________________________________________________

from other sources, we will be required to limit our operations to those which can be financed with the modest capital which is currently available and we will be required to abandon or significantly curtail any of our expansion plans.

Our success is dependent on retaining key personnel and on hiring and retaining additional personnel. We may be unable to hire and/or retain necessary key personnel, which could have a material adverse impact on our ability to expand our current business operations and achieve profitability.

      Our success will be largely dependent upon the efforts of Mr. James P. Walker, Jr. and Mr. Michael Jacobson. We do not currently have employment agreements with either Mr. Walker or Mr. Jacobson, and there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to maintain and expand our current business operations or to develop related products and services. Our success will also be dependent upon our ability to hire and retain additional qualified management personnel, and there is no assurance that we will be able to do so. Our inability to hire and/or retain qualified management personnel would have a material adverse impact on our ability to expand our current business operations and achieve profitability.

It may be difficult for you to sell your shares because there is currently no public market for shares of our common stock.

      There is no current public market for shares of our common stock, and there is no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares of common stock.

Our management controls sufficient shares of our common stock to exercise significant influence over shareholder decisions. There is no assurance that the interests of our management will not conflict with the interests of the other shareholders in the future.

      Our management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the Board of Directors and to approve or prevent us from taking significant corporate actions requiring director and shareholder approval. Our executive officers, directors and affiliates currently beneficially own, in the aggregate, approximately 56% of our outstanding common stock. Following this offering, assuming it is fully subscribed, our executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 48.5% of our outstanding common stock. If the offering is not fully subscribed, the percentage ownership of shares by our executive officers, directors and their affiliates will be greater than 48.5%. The share control owned by management could prevent us from entering into transactions that could be beneficial to other shareholders because the interests of management could conflict with the interests of other shareholders.

_____________________________________________________________________________

Purchasers in this offering will incur immediate substantial dilution. There is no assurance that our net tangible book value per share will equal or exceed the offering price in the future.

      Our officers, directors and other current shareholders have acquired their shares of our common stock at a cost substantially less than $2.50 per share. As of December 31, 2004, there are 6,308,292 shares outstanding having a net tangible book value of approximately ($0.01) per share. Assuming this offering is fully subscribed, of which there can be no assurance, there will be 7,308,292 shares outstanding having a net tangible book value of approximately $0.32 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.33 per share attributable to the cash payments made by subscribers to this offering. In that event purchasers in this offering will suffer an immediate dilution of approximately $2.18 per share which represents approximately 87% of the public offering price of $2.50 per share. The amount of dilution will vary depending upon how many of the shares offered hereby are sold. For example, in the event this offering is only 25% subscribed, there will be 6,558,292 shares issued and outstanding having a net tangible book value of approximately $0.07 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.08 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.43 per share, which represents approximately 97% of the public offering price of $2.50 per share. In the event this offering is only 50% subscribed, there will be 6,808,292 shares issued and outstanding having a net tangible book value of approximately $0.16 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.17 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.34 per share, which represents approximately 94% of the public offering price of $2.50 per share. In the event this offering is only 75% subscribed, there will be 7,058,292 shares issued and outstanding having a net tangible book value of approximately $0.24 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.25 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.26 per share, which represents approximately 90% of the public offering price of $2.50 per share.

Our independent auditors have expressed a concern regarding our ability to operate as a going concern. There can be no assurance that we will receive sufficient proceeds from either this offering or from other sources, including future revenues, to achieve profitability.

      We may not receive any significant amount of proceeds from this offering and we may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. Our independent auditors have expressed concern regarding our ability to operate as a going concern unless sufficient capital is raised by this offering or from other sources. There can be no assurance that we will receive sufficient proceeds from either this offering or from other sources, including future revenues, to achieve profitability.


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
_____________________________________________________________________________

                                USE OF PROCEEDS

      If we sell the maximum of 1,000,000 shares in this offering, we will receive proceeds of $2,500,000 before the deduction of the costs associated with this offering. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering:

                                                    USE OF PROCEEDS
                                   100% OF OFFERING  75% OF OFFERING  50% OF OFFERING 25% OF OFFERING 10% OF OFFERING

OFFERING EXPENSES                          $100,000       $100,000       $100,000       $100,000       $100,000
                                            (4.0%)         (5.3%)         (8.0%)         (16.0%)        (40.0%)

SALARIES, BONUSES AND EMPLOYEE BENEFITS    $600,000       $500,000       $400,000       $200,000        $30,000
                                           (24.0%)         (26.7%)        (32.0%)        (32.0%)        (12.0%)

ADVERTISING                                $400,000       $300,000       $200,000        $50,000          $0
                                           (16.0%)         (16.0%)        (16.0%)        (8.0%)         (0.0%)

SALES COMMISSIONS                          $275,000       $275,000       $200,000        $75,000        $50,000
                                           (11.0%)         (14.7%)        (16.0%)        (12.0%)        (20.0%)

NOT-FOR-PROFIT ROYALTY COMMISSIONS         $100,000       $100,000       $100,000        $50,000        $25,000
                                            (4.0%)         (5.3%)         (8.0%)         (8.0%)         (10.0%)

WEBSITE MAINTENANCE AND UPGRADES           $100,000        $25,000        $20,000        $6,000         $2,500
                                            (4.0%)         (1.3%)         (1.6%)         (1.0%)         (1.0%)

CAPITAL EXPENDITURES                       $150,000        $25,000        $15,000        $5,000         $2,500
                                            (6.0%)         (1.3%)         (1.2%)         (0.8%)         (1.0%)

LEGAL AND ACCOUNTING FEES                  $300,000       $225,000       $100,000        $55,000        $20,000
                                           (12.0%)         (12.0%)        (8.0%)         (8.8%)         (8.0%)

ADMINISTRATIVE EXPENSES                    $100,000        $75,000        $25,000        $20,000        $5,000
                                            (4.0%)         (4.0%)         (2.0%)         (3.2%)         (2.0%)

TAXES                                      $300,000       $200,000        $75,000        $50,000        $10,000
                                           (12.0%)         (10.7%)        (6.0%)         (8.0%)         (4.0%)

WORKING CAPITAL                            $75,000         $50,000        $15,000        $14,000        $5,000
                                            (3.0%)         (2.7%)         (1.2%)         (2.2%)         (2.0%)

TOTAL                                     $2,500,000     $1,875,000     $1,250,000      $625,000       $250,000
                                           (100.0%)       (100.0%)       (100.0%)       (100.0%)       (100.0%)


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
_____________________________________________________________________________


      The principal purpose of this offering is to fund the expansion of our operations. The proceeds of this offering will primarily be used to hire additional employees, open additional markets for our products and services, and purchase advertising space for the BidGive program. We expect that our legal and accounting fees, administrative expenses, and capital expenditures will correspondingly increase as a result of hiring additional employees, expanding into additional markets, and increased revenues. The information above represents our best estimate of our intended allocation of the proceeds from this offering; however, to the extent that any actual expenses in one or more categories are more or less than the budgeted amount(s), our allocation of the proceeds at each funding level may vary slightly. Capital expenditures may include but are not limited to funds for the purchase and/or lease of computer equipment, proprietary software upgrades and development, and office equipment as we expand our operations. We have no current agreements or commitments with respect to any material acquisitions. Proceeds allocated to salaries, bonuses and employee benefits will be used to compensate employees, officers and directors as established and approved by our Board of Directors (or our compensation committee once one is established). Mr. Walker, our President and a Director, and Mr. Jacobson, Chairman of the Board and Vice President, will each receive an initial annual salary of $150,000 if the offering is at least 75% subscribed, $125,000 if the offering is at least 50% but less than 75% subscribed, $85,000 if the offering is at least 25% but less than 50%
subscribed, and $10,000 if the offering is at least 10% but less than 25% subscribed. See "Management's Discussion and Analysis or Plan of
Operations-Plan of Operations" for additional information regarding our expansion plans.

                        DETERMINATION OF OFFERING PRICE

      The offering price of $2.50 per share was determined at the sole discretion of our management. In determining the offering price we considered various factors including our current capital structure, our opinion of our business prospects and current conditions we believe will affect our business and operations. However, we have no significant tangible assets or operating history and have not generated any significant revenues to date. As a result, our offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of value.

                                   DILUTION

      Our officers, directors and other current shareholders have acquired their shares of our common stock at a cost substantially less than $2.50 per share. As of December 31, 2004, there are 6,308,292 shares outstanding having a net tangible book value of approximately ($0.01) per share. Assuming this offering is fully subscribed, of which there can be no assurance, there will be 7,308,292 shares outstanding having a net tangible book value of approximately $0.32 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.33 per share attributable to the cash payments made by subscribers to this offering. In that event purchasers in this offering will suffer an immediate dilution of approximately $2.18 per share which represents approximately 87% of the public offering price of $2.50 per share. The amount of dilution will vary depending upon how many of the shares offered hereby are sold. For example, in the

_____________________________________________________________________________

event this offering is only 25% subscribed, there will be 6,558,292 shares issued and outstanding having a net tangible book value of approximately $0.07 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.08 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.43 per share, which represents approximately 97% of the public offering price of $2.50 per share. In the event this offering is only 50% subscribed, there will be 6,808,292 shares issued and outstanding having a net tangible book value of approximately $0.16 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.17 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.34 per share, which represents approximately 94% of the public offering price of $2.50 per share. In the event this offering is only 75% subscribed, there will be 7,058,292 shares issued and outstanding having a net tangible book value of approximately $0.24 per share (taking into account only the cash payments made by subscribers to the offering), which reflects an increase in net tangible book value of approximately $0.25 per share attributable to the cash payments made by subscribers to this offering, and purchasers in this offering will suffer an immediate dilution of approximately $2.26 per share, which represents approximately 90% of the public offering price of $2.50 per share.

                             PLAN OF DISTRIBUTION

      We are offering the shares on a "self-underwritten" basis directly through James P. Walker, Jr. and Michael Jacobson, two of our executive officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or
(iii) the date on which we terminate this offering.

      This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration. This offering does not pertain to an at-the-market offering of equity securities of BidGive International. We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or

_____________________________________________________________________________

sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act. In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

      The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

      In connection with their selling efforts in the offering, Mr. Walker and Mr. Jacobson will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Neither Mr. Walker nor Mr. Jacobson are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Walker nor Mr. Jacobson will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Walker nor Mr. Jacobson are, or have been within the past 12 months, a broker or dealer, and neither of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Walker and Mr. Jacobson will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Neither Mr. Walker nor Mr. Jacobson participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).
      Following acceptance of subscriptions, all funds will be immediately available to BidGive International and subscribers will have no right to the return of their funds in the event less than the maximum number of shares offered hereby is sold.

      Our  officers,  directors,  existing   stockholders  and  affiliates  may
purchase shares in this offering and there is no limit to the number of shares they may purchase.

_____________________________________________________________________________

                               LEGAL PROCEEDINGS

      Neither BidGive International nor its property is the subject of any pending legal proceedings, and no such proceeding is known to be contemplated by any governmental authority. We are not aware of any legal proceedings in which any director, officer or affiliate of BidGive International, any owner of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder of BidGive International, is a party adverse to BidGive International or any of its subsidiaries or has a material interest adverse to BidGive International or any of its subsidiaries.



         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      Our executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected. We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. We anticipate establishing such committees in the near future. During the fiscal year ended December 31, 2003, the Board of Directors held no formal meetings, but took action once by unanimous written consent. There are no family relationships among any of the directors, nominees or executive officers. Other than our executive officers, we currently have no other significant employees.

      The following table sets forth the names and ages of our current executive officers and directors, the principal positions held by each within BidGive International, and the date such persons became officers and directors:


Name and Age                     Director/Officer    Position(s) Held
					 Since
James P. Walker, Jr. (44)                 2003       President, Chief Executive Officer, Secretary and Director
Michael Jacobson (52)                     2004       Chairman of the Board and Vice President
Rebecca Richardson-Blanchard (39)         2005       Chief Financial Officer and Treasurer
Mark S. Gardner (55)                      2004       Director
Ronald D. Gardner (63)                    2004       Director



BIOGRAPHICAL INFORMATION

James P. Walker, Jr. has served as the President, Secretary and a director of BidGive International since December 4, 2003. Mr. Walker was in private law practice from 1985 to 1989, and with J.C. Penney Company from 1989 to 1996. From 1996 to 1999, he was COO/General Counsel with Benchmark Environmental Consultants where he was responsible for restructuring and managing operations.
 From September 1999 to December 2001, he was CEO of Technology Business Partners, a technical consulting/staff augmentation company. In

_____________________________________________________________________________

December 2001 he became CEO/COO and director of BidGive, Inc., a development stage company, to oversee development and testing of BidGive, Inc.'s discount dining certificate business. In May 2003, Mr. Walker served as CEO/COO and Manager of BidGive Group, LLC, a transitional company formed to acquire certain assets of BidGive, Inc., to merge with Rolfe Enterprises, Inc. (BidGive International's predecessor), and to expand and commercialize the acquired discount certificate business, launch business operations, and to raise operating capital. He is a graduate of Texas Tech University (BA 1982) and School of Law (JD 1985). Mr. Walker currently devotes his full time and attention to BidGive International, and has not had any other business activities from December 2001 to the present other than with BidGive, Inc. and BidGive Group, LLC.

Michael Jacobson has served as Vice President and Chairman of the Board of Directors of BidGive International since March 2004. From 1984 to 1998, he was Vice President of Marketing for the SEN Group, a firm that created special events for not-for-profits, corporate sales and event promotions, and high net worth individuals. Subsequently, he was VP Marketing of Market City USA, an Internet based discounter, for two years (April 1998 to April 2000) before resigning that position to create and launch BidGive, Inc. in April 2000. Mr. Jacobson is chiefly responsible for establishing and managing BidGive International's sales and marketing campaigns. Mr. Jacobson currently devotes his full time and attention to BidGive International, and has not had any other business activities from April 2001 to the present other than with BidGive, Inc. and BidGive Group, LLC.

Rebecca Richardson-Blanchard, age 39, has served as Interim Chief Financial Officer and Treasurer since April 2005. Ms. Richardson-Blanchard has held the position of Senior Accountant for the accounting firm, Thomas W. Richardson, CPA, from November 1990 to the present. During this time the accounting firm specialized in financial and business consulting and preparation of individual and business taxes. From December 1983 to October 1990, Ms. Richardson-Blanchard was employed by Savings of America as Accounts Supervisor. Ms. Richardson-Blanchard devotes approximately 15% of her time and attention (approximately 8 to 10 hours per week) to BidGive International, and devotes the remainder of her time and attention to her accounting firm.

Mark S. Gardner has served as a director of BidGive International since March 2004. From 1986 to the present, he has been employed by Bear Stearns & Co., Inc., and is currently Managing Director in the Private Client Services Division in Dallas, Texas.

Ronald D. Gardner has served as a director of BidGive International since March 2004. Since 1998, Mr. Gardner has been self-employed as an independent sales and marketing consultant in the debit and prepaid calling markets. From 1988 to 1998 Mr. Gardner worked in the telecommunications industry. From 1996 to 1998, he was President of Logiphone Group, a telecommunications company doing business in the Netherlands. During 1995 he was a consultant to ACR, Inc., which was engaged in the business of selling and marketing long distance services, and The Furst Group, Inc., which was engaged in the business of selling prepaid calling card services. From 1988 through 1994 he worked for Comac, Inc., a private telecommunications company reselling AT&T long distance services. During the period from 1992 to 1994 he was the President of Comac, Inc., and prior to that time he was national director

_____________________________________________________________________________

of sales and marketing for Comac, Inc. Mr. Gardner is a graduate of West Virginia University (BS 1963) and New Mexico Highlands University (MS 1968).

ADVISORY BOARD

Our advisory board advises our Board of Directors on our business plan and operations. The following four individuals presently comprise our advisory board:

Phillip Berwish, an attorney, is experienced in non-profit corporate development, governance and management. Mr. Berwish is the former President of the Board of Directors for Casa Nueva Vida, Inc., a non-profit corporation in Massachusetts running a homeless shelter dedicated exclusively to Hispanic women and children. Mr. Berwish helped create the Community Agency Management Program (CAMP) at the School of Management of Lesley College, in Cambridge, serving as program instructor for law-related segments, including "Law & Ethics For Non-Profit Corporations". Mr. Berwish also served as President of The Photo Review, a nationally-published non-profit journal of photography, published quarterly since 1976.

Judith Cunningham is the Head of Schools for Toronto Montessori Schools, the largest Montessori school in North America, and is an international consultant to Montessori schools and an educational speaker. Ms. Cunningham has more than twenty years' experience with non-profit organizations. She is also a past board member of the American Montessori Society.

David Petersen is an independent consultant. Mr. Petersen founded and served as chief executive officer, of Telemarketing Resources International Inc., a startup company formed to supply equipment to the call center industry. Mr. Peterson was also a founder of VoiceCast International Inc., a direct marketing voice message service bureau with patented technology. Mr. Petersen is also a recognized marketing and media placement specialist. Mr. Peterson's past experience includes providing marketing services to Eddie Bauer, Nextel, 1-800 Flowers, Sports Illustrated, Entertainment Weekly, Echostar (Dish Network) Sprint PCS, T-Mobile, First USA, Citadel Communications, Cendent, the "Get Out the Vote Campaign," Direct DSL, and BMG Music.

Robert  Schneiderman  is  the owner and President of R.S. and Associates,
Inc., marketing consultants. Mr. Schneiderman implements marketing strategies for clients and joint venture partners, provides project management, structuring of operational systems and procedures, expands marketing channels, and assists with contract negotiations. Mr. Schneiderman also serves as a business liaison between BidGive International and various marketing entities.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2004, certain information with respect to the common stock beneficially owned by (i) each director, nominee to the Board of Directors and executive officer of BidGive International; (ii) each person who owns beneficially more than 5% of our common stock; and (iii) all directors and executive officers as a group:

_____________________________________________________________________________


                        NAME AND ADDRESS                         AMOUNT AND NATURE
                      OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP  PERCENT OF CLASS
James P. Walker, Jr., President, CEO, Secretary and Director (1)     1,555,921 (4)          24.66%
3229 Wentwood Drive, Suite 200
Dallas, Texas 75225

Michael Jacobson, Chairman of the Board and Vice President (1)       1,234,154 (3)          19.56%
3229 Wentwood Drive, Suite 200
Dallas, Texas 75225

Ronald D. Gardner, Director (1)                                        645,917 (5)          10.24%
3229 Wentwood Drive, Suite 200
Dallas, Texas 75225

Rebecca Richardson-Blanchard, Chief Financial Officer  (1)                   0                nil
3229 Wentwood Drive, Suite 200
Dallas, Texas 75225

Mark S. Gardner, Director (1)                                           32,059               nil
3229 Wentwood Drive, Suite 200
Dallas, Texas 75225

Robert Schneiderman                                                    378,686                6%
843 Persimmon Lane

Langhorne, PA 19047
Mid-Continental Securities Corp.                                       365,100               5.8%
P.O. Box 110310
Naples, FL  34108-0106

Frank Pioppi (2)                                                       388,700               6.2%
4 Cliff Avenue
Winthrop, MA 02152

All Directors and executive officers (5 persons)                     3,541,582               56%

______________________________
(1) The person listed is an executive officer and/or director of the Company.

(2) Includes the 365,100 shares of Common Stock owned by Mid-Continental Securities Corp. Frank Pioppi is the Chairman of Mid-Continental Securities Corp., and is deemed by that company to be the beneficial owner of 100% of Mid-Continental's shares in the Company.

(3) Of the 1,234,154 shares, 27,354 are held of record by my Mr. Jacobson's spouse; therefore, he may be deemed to be a beneficial owner of those shares.

_____________________________________________________________________________


(4) Of the 1,555,921 shares, 110,296 are held of record by Mr. Walker's children. Therefore, he may be deemed to be the beneficial owner of those shares.

(5) Of the 645,917 shares, 40,000 are held of record by Mr. Gardner's spouse; 127,667 shares are held of record by Mr. Gardner's company, Personal Greetings, Inc. These 167,667 shares, while not held directly, may be deemed to be beneficially owned by Mr. Gardner.


                           DESCRIPTION OF SECURITIES

COMMON STOCK

      Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, par value $.001, and 10,000,000 shares of preferred stock, par value $.001, of which 6,308,292 and 0 shares, respectively, are currently issued and outstanding. Following completion of this offering, assuming it is fully subscribed, we will have a total of 7,308,292 shares of common stock issued and outstanding. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to our shareholders for their vote. Our Certificate of Incorporation does not permit cumulative voting for the election of directors.

      Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets. We have never declared any cash dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. Holders of outstanding shares of common stock have no preemptive rights and no conversion or redemption rights.



TRANSFER AGENT

      Our transfer agent is OTC Corporate Transfer Service Co.



                     INTEREST OF NAMED EXPERTS AND COUNSEL

      None.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

      Our Certificate of Incorporation and Bylaws include provisions requiring us to provide indemnification for officers, directors, and other persons. We have the power, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by Section 145, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Insofar as indemnification for liabilities arising under the

_____________________________________________________________________________

Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                            DESCRIPTION OF BUSINESS

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in this prospectus that are not statements of historical fact are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since the future cannot be accurately predicted. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements that express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 5. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

BACKGROUND

      We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the State of Florida on May 6, 1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Exchange Act by filing a registration statement on Form 10SB on September 12, 2002. On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into BidGive International, a Delaware corporation formed on such date and prior to the merger a wholly-owned subsidiary of Rolfe Enterprises, Inc., with BidGive International surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

      Pursuant to a merger agreement and plan of reorganization dated October 10, 2003 (the "merger agreement"), entered into by and among Rolfe Enterprises, Inc. (BidGive International's predecessor), the Merger Sub, Mid-Continental Securities Corp. (our largest stockholder on the date the merger agreement was executed), and BidGive Group, LLC (a Texas limited liability company), effective as of December 4, 2003, BidGive Group, LLC was

_____________________________________________________________________________

merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% membership interest in BidGive Group, LLC which was issued and outstanding immediately prior to the effective time of the merger was converted into 57,446 shares of our common stock. As a result of the merger, the former members of BidGive Group, LLC became the holders of 92.5% of our issued and outstanding common stock effective as of December 4, 2003. BidGive Group, LLC was a start-up transitional company formed on May 28, 2003 to acquire certain assets from a developmental, non-operating company named BidGive, Inc. Neither Rolfe Enterprises, Inc. nor BidGive Group, LLC, BidGive International's two predecessors, has ever been subject to any bankruptcy, receivership or similar proceedings.

      In anticipation of completion of the merger transaction with BidGive Group, LLC, we completed a recapitalization of our common stock. Prior to the recapitalization, we had a total of 5,822,250 shares of common stock issued and outstanding. As part of the recapitalization, we first completed a 2:1 forward stock division that increased our issued and outstanding common stock to 11,644,500 shares, and simultaneously increased our authorized common stock from 10,000,000 to 20,000,000 shares, par value $.0005. After completion of the forward division and the increase in the number of authorized shares of common stock, we completed a 1:25 reverse stock split which reduced the number of issued and outstanding shares of common stock from 11,644,500 to 465,780, and also increased the par value per share of common stock back to $.001, but did not reduce the number of authorized shares of common stock.

      Following completion of the merger, the former members of BidGive Group, LLC owned a total of 5,744,600 shares of common stock, or 92.5% of our issued and outstanding common stock, and our former stockholders owned a total of 465,780 shares of common stock, or 7.5% of our issued and outstanding common stock.

DEVELOPMENT OF BUSINESS OF BIDGIVE GROUP, LLC

      BidGive Group, LLC was a start-up transitional company that acquired certain assets from a developmental, non-operating company named BidGive, Inc. related to its discount certificate business. The assets acquired consisted of the discount certificate business operations under development, the "BidGive" name and slogans, and a non-operating website (http://www.bidgive.com).

      BidGive Group, LLC expanded and refined the discount certificate business, adding an advertising and marketing element for certificate acquisition, an entire new program of retail shopping certificates, geographical expansion, toll-free number certificate purchasing and certificate validation, back-end data access for merchant certificate validation and not-for-profit contribution auditing, sales and marketing joint venture programs, and the filing of a provisional patent on the revised and enlarged business methods and processes.

PRINCIPAL PRODUCTS AND SERVICES

      Our initial products are discount retail, dining and travel certificates/credits, and discount local and long distance telephone service, where every purchase supports the not-for-profit of the purchaser's choosing by donating a portion of the net proceeds from the transaction. For example, a purchaser could buy one of our $50.00 retail or dining certificates for the price of $35.00 with a portion of the proceeds going to the purchaser's charity of choice. The certificate/credit is from a local or national merchant or fine restaurant that does not ordinarily give discounts, but does so with us because the charitable support element makes

_____________________________________________________________________________

them good corporate citizens as well as increases traffic to their establishment. The purchaser gets a good deal and supports a good cause, the charity receives proceeds that they would not otherwise receive and for little cost or effort on its part, and the vendors receive advertising exposure and increased sales and traffic to their establishments while being good citizens and without having to choose just one charitable cause which some percentage of their customers might choose not to support.

      We have acquired written contracts with various restaurants and retail merchants desiring to participate in the BidGive programs to offer and sell dining and shopping certificates in Palm Beach/Boca Raton, Florida (32 written contracts to date), and are continuing to seek contracts with additional merchants. We are completing the process of acquiring similar written contracts in Newark, New Jersey; Long Island, New York; Dallas, Texas; and Toronto, Canada, utilizing independent sales contractors and joint venture partners, although we are not yet offering dining and shopping certificates for sale in these markets. The Company is directly opening the market in its corporate hometown of Dallas, Texas. In addition to actively pursuing local restaurants and retail merchants in all of the markets listed above, we are also in negotiations with national retail and restaurant chains pursuant to our plan of operations. Generally, the material terms of the written agreements require us to market the discounts provided by the vendors in exchange for a share of the discount, and require the vendors to agree to provide the negotiated discounts, accept BidGive certificates/credits submitted by purchasers, and participate in marketing efforts. Under the cooperative advertising certificate program, the purchaser receives a 30% discount off the normal retail price of the purchases from participating vendors, and an additional 5% of the normal retail price goes to the purchaser's selected charity. When merchants elect to participate and advertise through BidGive, they pay for part of the advertising cost by specifying the number of certificates that will be redeemable at their establishments. BidGive generates revenues from the difference between the advertisement rates it negotiates with publishers and the advertising fees charged to the participating vendors. We hold the discounts and certificates as inventory in the sense that the written advertising participation agreements provide for a specified number of certificates per each advertisement a vendor participates in or a standard discount given to BidGive debit cardholders (as discussed below), as maintained on our website by our inventory control software. The discounts and certificates will not be sold on a consignment basis.

      We also have a written agreement with Coventry Travel, a travel industry consolidator, to offer travel related services. Coventry Travel provides all travel fulfillment services, including a toll-free customer service call center, in exchange for 20% of the $50 travel voucher cost when voucher purchasers contact Coventry Travel through our toll-free number. Either BidGive International or Coventry may cancel the agreement upon reasonable notice, but Coventry must honor all travel vouchers sold prior to cancellation. We previously offered a discount telecom program to our customers, but in November 2004 this program was discontinued. We received nominal revenues (less than 1% of total revenues) from the telecom program prior to its discontinuance. We currently intend to reinstate the program during the second quarter of 2005.
In November 2004, we added an online mall to our business through execution of a company called Linkshare. This is a standard "click through" retail program in which the Company receives nominal revenue, and our patrons and designated not-for-profits receive discounts and royalties from the listed merchants for any merchandise or services purchased at the merchant via the "click through" from the Company's website. The material

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terms of the agreement with Linkshare are that the Company is permitted to establish the "click through" links with individual merchants in Linkshare's network and offer the various discounts and royalties to its patrons. We receive a small percentage of each transaction from the merchant, and our patrons receive a stated discount (generally 1 - 5%) and the non-profit designated by the patron receives a royalty under our standard disbursement process. During 2004 our revenues from the online mall were nominal, and less than 1% of revenue.

      Our joint venture partner in Palm Beach/Boca Raton, Florida is Ms. Terry Byer. Our joint venture partner in Newark, New Jersey and Long Island, New York is Personal Greetings, Inc. Our joint venture partner in Toronto, Canada is Mr. Leonard Pearl. The material terms of our agreement with each of the venture partners are nearly identical: they act as our local agents in recruiting and managing independent sales contractors and acquiring merchants and local charities to participate in our programs, and they pay for the initial advertisement in their local paper or other media to launch operations in the area, in exchange for compensation in the form of either shares of our common stock or a percentage of the net revenues generated through their locations, or a combination of both stock and revenue sharing-Ms. Byer in Florida will receive 10,000 shares of our common stock but no revenue sharing; Personal Greetings, Inc. in the Northeast area will receive 50% of the net profits generated by the operations in the Northeast area with a monthly advance against commissions after the completion of this public offering; and Mr. Pearl in Canada will receive 35,000 shares of our common stock and 50% of the net profits generated in Canada up to a maximum of $9,000 per month. Further, as part of each agreement, if the individual joint venture was established on a revenue sharing basis, we have the right at our option to purchase the joint venture partners' interests in the operations in exchange for shares of our common stock. Ronald Gardner, who is employed by our joint venture partner, Personal Greetings, Inc. ("PGI"), is also a Director of BidGive International, and both Mr. Gardner, individually, and PGI hold shares of our common stock.

      In general, our business model is based on the following steps: with the cooperative advertising certificate program we purchase advertising space in publications (such as local newspapers) and other media (such as billboards), subdivide the ad space and sell smaller ad space to select merchants in association with our total marketing program. The merchants will pay half of the purchase price for their advertising space in cash, with the remaining half of the purchase price payable in the form of discount certificates (in denominations of $50 or $100) that are redeemable at their business establishments. We will also offer the merchants the opportunity to provide slightly reduced (3-20%) but constant discounts to our participating members through our branded BidGive debit card affinity program, which is presently under development. Our debit card will be issued by established banks in conjunction with either Visa or MasterCard, and will complete transactions using their established technology as with any other debit card. Similar to the certificate program, we will approach merchants to provide discounts to members participating in our debit card program (constant discounts under the debit card) that pay for their goods and services purchases with the BidGive debit card. As with the certificate program, a portion of the monies will go to a charity selected by the purchaser. BidGive International will receive a portion of the discount savings. We receive revenue from retail and dining advertisers in the form of cash and discount certificates when advertisers participate in our marketing programs, and from customers in the form of cash (credit/debit card charges) when customers purchase the discount retail and dining certificates through our website or toll-free telephone number, or use their BidGive debit card with the affinity

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purchasing program. We receive revenue in the form of cash (credit/debit card charges) when customers purchase travel vouchers, which give them access to savings on travel through our contract with Coventry Travel. Historically, the percentages of revenues generated by each of our business segments were: retail
- 50%, dining - 45%, travel - 3%, and telecom - 2%. Our telecom program has since been temporarily discontinued while we locate a new telephone service provider. As we increase our marketing and advertising efforts, we expect travel, and, once we engage a new telephone service provider, telecom, to increase to 5% and 3% of our revenues, respectively, with retail and dining falling to 47% and 45% of our revenues, respectively. Our standard discount for retail and dining certificates is 30%, and in conjunction with each purchase we agree to pay a royalty (generally 5%) to the purchaser's charity of choice.
The constant discount under the affinity debit card program ranges from 3% to 20% depending upon the merchant, with royalties (divided between us and the purchaser's charity of choice) ranging from 1% to 5% depending upon the discount provided to the purchaser. Under our business model of using venture partners and independent contractors to open markets, the addition of future markets should only require nominal resources of our time and money.

DESCRIPTION OF INDUSTRY

      The online commerce market is new, rapidly evolving and growing, and competitive. We expect significant competition because barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost; however, the threat of patent enforcement litigation relating to our proprietary, patent-pending business model (as described above under "Principal Products and Services") should help to protect our competitive position within our industry. Business methods are now considered patentable subject matter. As with all patentable subject matter, the business method must merely meet the dual requirements of being novel and non-obvious. As a result, we have prepared and filed a patent application to cover the unique components of our business model. When issued, the patent should deter others from utilizing a business model having the components covered in the issued claims. (See "Proprietary Technology" for additional information on our patent application.) There are numerous companies and websites through which discount certificates may be purchased on various terms, some of which will compete on some level with us, but none of which, to the best of our knowledge, bring all the elements together as we do-the "elements" being a discount to the purchaser with a royalty paid to the not-for-profit and advertising and increased traffic and sales to the merchant. Our business model encourages increased traffic to the merchant because purchasers must either physically visit the merchant's establishment or visit the merchant's website in order to redeem their certificates or use their BidGive debit cards to purchase goods and services at a discount. Although we will seek to establish a unique niche for our business and protect our business model patent, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we currently have available.

MARKETING AND DISTRIBUTION STRATEGIES

      Our marketing is divided into four areas. First, is the marketing of its program to retail merchants, service providers and restaurants. The purpose of this marketing is to acquire credits from the providers, and generally a cash payment, in exchange for inclusion in our marketing program to the public.

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      In the second marketing phase, the credits received from the providers are then marketed through newspaper and magazine advertising and our website to the general public at a discount of 30% as BidGive Charity Shopping Certificates, BidGive Charity Dining Certificates, and BidGive Charity Travel Vouchers, and via our proprietary debit card program. The advertising includes the logos of some of the benefiting not-for-profit organizations that receive an average royalty of approximately 5% of a purchaser's transaction under the Retail, Dining, and Travel Programs; the royalty under the Telecom Program is on a sliding scale from 2% to 10% depending upon the number of customers participating. Participating not-for-profits are given a communications kit that provides information about the programs which they can disseminate to their supporters and staff.

      In the third marketing phase it is anticipated that we or a participating not-for-profit will contact the major corporate supporters of the not-for-profit organization and requests that they notify their employees of the opportunity to save money on purchases while also supporting the organization. We will provide the corporate supporter with a communications kit which explains the opportunity to the employees and includes several methods of communicating the message to such employees.

      The fourth area of marketing is expected to involve the bulk sale of certificates and debit cards by us or an independent contractor sales force to companies that may use them as employee or customer gifts, or to reduce their cost of entertaining or purchasing.

      We have started and are actively pursuing the first three marketing phases above in Palm Beach/Boca Raton, Florida, and are completing the marketing phases in Newark, New Jersey; Long Island, New York, and Toronto, Canada through our joint venture partners using independent sales contractors paid on a commission basis to obtain retail and dining vendor participation and the signed marketing agreements, while at the same time our employees approach the participating not-for-profits and their major corporate supporters to increase awareness of the BidGive opportunity among their members. We are opening the market in our corporate hometown of Dallas, Texas. We are developing the business initially on a city-by-city basis using joint venture partners and independent contractors to secure the participating vendors in order to avoid the need to pay for a large sales force in advance of sales, or significantly expand our infrastructure in advance of anticipated sales. Generally, the independent sales contractors will be paid commissions as follows: (i) $100 of the first month's cash received by us from Retail and Dining program fees; (ii) 50% of the subsequent monthly Retail and Dining program fees paid to us by each merchant; and (iii) a 7% commission on add-on advertising (i.e., newsprint, billboard, radio, cable, etc.) and a 7% commission on all dining and restaurant certificate sales. Once a market is selected and the volume of vendors that the independent sales contractor(s) produce can be predicted with reasonable certainty, we will have opportunity to determine if our computer hosting, call center or staff capabilities will need to be enhanced. The sale of BidGive certificates and issuance of BidGive debit cards to the public usually begins 45-60 days after vendor acquisition. We are currently selling retail and dining certificates on our website and through our toll-free number covering merchants in the Palm Beach/Boca Raton, Florida area. We are also offering travel vouchers nationwide through our website, and intend to offer telecom services again once we engage a new telephone service provider.

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      We will market our business to merchants by promoting the concept that they will receive additional exposure, community goodwill, and increased traffic and sales through association with the participating not-for-profits and the promotional campaigns they conduct. Our business model encourages increased traffic and sales to the merchant because purchasers must either physically visit the merchant's establishment or visit the merchant's website in order to redeem their certificates or use their BidGive debit cards to purchase goods and services at a discount.

      There are two ways for a customer to purchase a BidGive certificate or obtain a BidGive debit card. The customer can go to our website to register and purchase the certificate/card, or can call a toll-free number (to a call center operated by Data Mountain Solutions, Inc.) to purchase the certificate/card. Payments are made by credit card or bank account draft, and the certificates generally expire six months from the date of purchase. The BidGive certificates/cards can be used by the purchaser or given as a gift to be used by the recipient. The material terms of the written agreement with Data Mountain Solutions, Inc. ("DMS") require DMS to provide turnkey call center set-up and monitoring services for order placement and certificate redemption, for a $350 monthly fee. Either party may cancel the agreement upon 30 days' written notice, and DMS may adjust its rates or modify the terms and conditions of the agreement upon 60 days' notice. The contract is on a month-to-month basis, required an initial set up fee of $1,000, and has per minute costs of $.11.

COMPETITION

      Several companies offer some components of our sales and fund-raising programs. We expect to be competitive primarily on the basis of price and by seeking to provide certificates and debit cards which offer a discount with a commercial/philanthropic combination (most competitors offer either a price discount or a royalty to a charity, but not both-we provide both a discount and a royalty). We also expect to compete through reputation by offering credits and discount certificates from merchants that do not frequently offer discounts. As a new company, we are not yet fully competitive within the industry, and most of our potential competitors are more established and presently have greater financial resources than we do.

      Our competition includes several web-based commercial retail sites and companies that offer gift certificates at a discount, or that support a single designated charity chosen by the retailer, such as the United Way, on an ongoing or, more often, periodic basis. It also includes some websites such as iDine.com, Upromise.com and edExpress.com, which pay a rebate to the purchaser on regular retail sales, or give airline miles, or rebate 3-5% of sales to an individual Section 529 college savings account designated by the purchaser.

      Our competition also includes several web-based charity shopping sites, such as CharityMall.com, GreaterGood.com and iGive.com. These sites generally simply offer links to major and specialty retailers through their site. They ask a not-for-profit to notify their constituency that the site is available and can be accessed either directly or through the not-for-profit's site, and they pay the not-for-profit a percentage of the revenue they receive from the retailer for directing the sale to their site.


					26



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PROPRIETARY TECHNOLOGY

      On October 23, 2003, we, by and through our individual officers, filed a provisional patent application with the United States Patent and Trademark Office covering our proprietary business model (as described above under "Principal Products and Services"). Since 1995, the United States Patent and Trademark Office has offered inventors the option of filing a provisional application for patents. The provisional patent application process was designed to provide a lower-cost first patent filing in the United States, among other goals. A provisional patent application allows filing without a formal patent claim, oath or declaration, or any information disclosure (prior art) statement. It provides the means to establish an early effective filing date in a non-provisional patent application, and also allows the term "Patent Pending" to be applied. A provisional patent application is valid for 12 months from the date originally filed, and this 12-month pendency period cannot be extended. On October 21, 2004, we filed a corresponding non-provisional patent application (U.S. Serial Number 10/970,838, "System and Method for Charitable Organization-Branded Marketing") in order to benefit from the earlier filing date for the provisional patent application. The non-provisional patent application has not yet been approved. When a non-provisional patent is issued, the patent should deter others from utilizing a business model having the components covered in the issued claims. Until a non-provisional patent is issued, we cannot use the patent application as a direct enforcement tool to prevent others from engaging in infringing activities. However, we may legally commercialize our business model under the "patent pending" notice, providing some deterrent value against would-be competitors. Additionally, since infringing activities that occur prior to the issuance of a patent can be addressed retrospectively (up to 6 years) once the patent issues, this provides additional deterrence to would-be competitors.

      Portions of our proprietary business model, including portions of our software and mode of operations, are also protected as trade secrets through confidentiality agreements with our employees, our independent contractors, and our joint venture partners and through other standard security measures. The terms of our confidentiality agreements are broad and include prohibitions against using our client lists or any confidential information or trade secrets outside of our business, diverting any of our business opportunities, and noncompetition provisions preventing the solicitation of any of our participants without our written permission for a specified period of time after termination of services. We intend to use these protections to protect our proprietary business model from direct competition by foreclosing the ability of potential competitors from using a similar discount/charitable contribution model or process in their business, or from using our client list or approaching participants in the BidGive program. We are also in the process of filing trade name and trademark applications to register the "BidGive" name and mark, the names of our products, and our slogan ("Where Saving is Giving").

GOVERNMENT REGULATION

      We are not currently aware of any existing federal, state, governmental regulations which are specific to our industry. Potential future regulations may include sales and/or use taxes, which expenses would then be passed on to the participating merchants or customers. We are only aware of one Internet regulation that could potentially currently affect our business. Recent California legislation with an effective date of July 1, 2004 requires Internet companies that collect and maintain personally identifiable information from persons residing in California

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for commercial purposes to comply with certain privacy policy requirements;
however, we are not currently marketing our products in California and have no customers that reside in California. We will continue to monitor and comply with additional Internet regulations as they become effective and applicable to us.

EMPLOYEES

      We currently have two full-time employees, and utilize independent contractors and joint venture partners for the bulk of our operations. Our joint venture partner in Palm Beach/Boca Raton, Florida is Ms. Terry Byer. Our joint venture partner in Newark, New Jersey and Long Island, New York, is Personal Greetings, Inc., and our joint venture partner in Toronto, Canada is Mr. Leonard Pearl. Our joint venture partners act as our local agents in recruiting and managing independent sales contractors and in locating local merchants and charities to participate in our programs. They pay for the initial advertisement in their local newspaper in exchange for compensation in the form of either shares of our common stock or a percentage of the net revenues generated through their locations or a combination of both stock and revenue sharing.


REPORTS TO SECURITY HOLDERS

      We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings. Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion of our financial condition and results of operations should be read in conjunction with our Consolidated Financial Statements and related footnotes.

OVERVIEW

      We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the State of Florida on May 6, 1996. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On April 12, 2004, Rolfe Enterprises, Inc. was merged with and into BidGive International, a Delaware corporation formed on such date and


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prior to the merger a wholly-owned subsidiary of Rolfe Enterprises, Inc., with
BidGive International surviving the reincorporation merger. The purpose of the reincorporation merger was to convert Rolfe Enterprises, Inc. from a Florida corporation to a Delaware corporation and to change its name to "BidGive International, Inc."

      On December 4, 2003, we acquired all of the assets of BidGive Group, LLC through the merger of BidGive Group, LLC with and into the Merger Sub, with the Merger Sub as the surviving corporation. BidGive Group, LLC was a start-up transitional company formed on May 28, 2003 to acquire certain assets from a developmental, non-operating company named BidGive, Inc. The assets which we acquired in the merger consisted of a development stage discount certificate business, the related website, and related proprietary technology. We are currently further developing the assets we acquired in the merger and have commenced operations of an e-commerce website through which we will offer and sell discount certificates, and other products and services as opportunities arise. Neither Rolfe Enterprises, Inc. nor BidGive Group, LLC, BidGive International's two predecessors, has ever been subject to any bankruptcy, receivership or similar proceedings.

LIQUIDITY AND CAPITAL RESOURCES

     For the year ended December 31, 2004, our consolidated balance sheet, which reflects the effect of the merger, reflects current and total assets of $15,344 and current liabilities of $163,758, as compared to current and total assets of $846 and current liabilities of $43,851, as of December 31, 2003.

      During the first quarter of 2004, we sold a total of 32,400 shares of common stock in private placement transactions, from which we received gross offering proceeds of $40,500. These shares were offered and sold in reliance upon claimed private placement exemptions from registration. However, since the transactions were not completed prior to December 31, 2003, when we first filed the registration statement of which this Prospectus is a part, the purchasers of the shares may have the right to claim that the transactions in which they purchased shares were illegal public offerings which violated the federal securities laws. If any of these transactions did violate federal securities laws, the purchasers in those transactions may have claims against us for damages or for rescission and recovery of their full subscription price.

      Although none of the purchasers of these shares has made or threatened any claim against us alleging violation of the federal securities laws, we have taken their potential claims into account in preparation of our December 31,
2004, balance sheet.   The 32,400 shares are not treated as part of our issued
and outstanding common stock. Instead, the balance sheet includes a separate line item listing them as "Common Stock subject to rescission rights," and the offering proceeds of $40,500 received from sale of these shares is treated as a contingent liability rather than as part of shareholder equity. As of December 31, 2004, our current amount of working capital (current assets less current liabilities) was ($148,414), and after taking into account Common Stock subject to rescission rights, our Total Stockholders (Deficit) was ($188,914).

      Our cash on hand was $5,344, as of December 31, 2004. During the first quarter of 2005, we raised $10,300 of additional capital through issuance of short-term convertible debt. These amounts were sufficient to satisfy

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our cash requirements throughout the first quarter of 2005.

      We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We have not currently identified any sources of available working capital, other than the possible receipt of proceeds from this offering, possible issuance of additional short-term debt, and revenues generated by ongoing operations. We may not receive any significant amount of proceeds from either this offering or cash flow from operations. We may also be unable to locate other sources of capital or may find that capital is not available on terms that are acceptable to us. If we do not receive significant proceeds from this offering and are unable to raise additional capital from other sources, we will be required to limit our operations to those which can be financed with the modest capital which is currently available and will be required to significantly curtail our expansion plans to the extent they can be financed with ongoing operations and proceeds provided by joint venture partners and debt financing.

      During the year ended December 31, 2004, we issued a total of $47,990 of short-term convertible debt, bearing interest at rates ranging from 6-10% with due dates ranging from May 9, 2005 to September 30, 2005. The notes require a lump sum payment of principal and accrued interest on their respective due dates. The debt is convertible into shares of our common stock at any time at conversion rates ranging from $1.25 per share to $1.50 per share; however, we have reserved the right to pay off any part or all of the principal and accrued interest on the notes in cash prior to conversion, even if the note holder has elected to convert. Accordingly, we have not recorded additional costs of borrowing (interest) for the potential benefits of the conversion features. The conversion prices were determined using prices at which we had most recently issued shares of common stock as of the date each borrowing was made. The conversion prices are subject to customary anti-dilution protections. No debt is currently past due, and no debt has been converted into stock.

RESULTS OF OPERATIONS

      We launched our operations and commenced revenue generating business and marketing operations with the opening of our first market in the Palm Beach/Boca Raton, Florida area on February 2, 2004. To date, we have generated only nominal revenues. The $185,579 in expenses we incurred for the fiscal year ended December 31, 2004 consisted primarily of costs associated with the merger and the public offering, legal and accounting fees, general operating expenses, and independent contractor fees.

PLAN OF OPERATIONS

      In addition to the Palm Beach/ Boca Raton, Florida market, we are in the process of establishing additional markets in Newark, New Jersey; Long Island, New York, and Toronto, Canada through joint venture partners and independent sales contractors, and in Dallas, Texas through our employees. Upon completion of this offering, we intend to expand our programs into several other major markets.

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      Prior to the date of this registration statement, we have used funds provided by management and by private investors to pay for operations. The initial cities of Palm Beach/Boca Raton, Newark, Long Island and Toronto are being opened at nominal out-of-pocket cost to us by using joint venture partners who are funding the major cost of these initial launches in return for a minority share of the revenues and profits and/or shares of our common stock.

      We intend to allocate a portion of the net proceeds of this offering to hire additional employees. If this offering is fully subscribed, we currently anticipate hiring three additional full time employees in the areas of marketing and operations to support expanded business operations. If this offering is only 10% or 25% subscribed, we do not currently anticipate hiring any additional employees. If this offering is only 50% subscribed, we currently anticipate hiring one additional employee. If this offering is only 75% subscribed, we currently anticipate hiring two additional employees. The estimated time frame for hiring additional employees and estimated expense depends entirely on when the registration statement becomes effective and we obtain necessary public funding. The Company estimates hiring personnel as necessary within ninety days of obtaining funding as described, with estimated salary expenses in the $50,000 - $75,000 range.

      We also intend to allocate a portion of the net proceeds of this offering to launch operations in additional cities. If the offering is fully subscribed, we plan to open up to 12 additional markets (cities/geographic areas) during fiscal year 2005. Each of our present programs (Dining, Retail, and Travel) and our Telecom program (once a new telephone service provider has been engaged) will be launched and operated in each market. We plan to open three to five new markets in the first two quarters of fiscal year 2005. These four markets are expected to be in Newark, New Jersey; Long Island, New York, Dallas, Texas and Toronto, Canada (BidGive Canada). Three of these first four additional markets will be funded approximately 75% by our joint venture partners, except for Toronto, which requires venture partner Leonard Pearl to pay all costs of opening the Canadian territory, and Dallas, which is being opened by Company employees, with the remainder of the funding provided by the proceeds of this offering. See "Description of Business-Principal Products and Services" for additional information regarding the material terms of the agreements with our joint venture partners. After these first four additional markets are opened, we plan to use the proceeds of this offering to fund seven to nine additional markets during the remainder of fiscal year 2005, three to four additional markets during the third quarter of fiscal year 2005, and four to five additional markets during the fourth quarter of fiscal year 2005. We expect that these additional markets will include the cities of Philadelphia, Boston, Los Angeles, Connecticut, Chicago, Atlanta, Las Vegas, San Francisco, and Houston. To the extent that the proceeds of this offering are not sufficient to fund all 12 of these additional markets, we will not be able to open any additional markets for which funds are unavailable unless we obtain additional financing or realize sufficient working capital from our operations, and we will curtail our opening of additional markets until each market we have previously opened is self-sustaining. In addition to the four new markets to be opened in the first two quarters of 2005, in the event this offering is 75% subscribed, we expect to open five additional markets during the remainder of fiscal year 2005; in the event this offering is 50% subscribed, we expect to open two additional markets during the remainder of fiscal year 2005; and in the event this offering is 25% subscribed, we expect to

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open no additional markets during the remainder of fiscal year 2005. There is no assurance that we will receive sufficient proceeds from either this offering or from other sources, including future revenues, to fund opening the additional markets. There is also no assurance that we will receive any such proceeds in accordance with the proposed schedule for opening the additional markets.

      The detailed steps, estimated time frames and estimated costs required to open a market include: Step 1--obtaining the advertising rate from the participating media when implementing the advertising program, hiring and training sales representatives (10-14 days, $2,500); Step 2--acquiring not-for-profit entity participation to assist in acquiring vendor and merchant participation and signed marketing participation agreements (14-21 days, $2,500); Step 3--signing up the not-for-profit's individual members and issuing BidGive branded debit cards where appropriate (14-21 days, $2,500); Step 4-- receiving the print and artwork for the ads from the vendors, inputting the information into our advertising space templates (5-7 days, $5,000); Step 5-- obtaining ad approval from the media, adding the merchants to the BidGive website (5-7 days, $1,500); Step 6--selling and issuing BidGive or co-branded debit cards to the general public in the marketing area (7-10 days, $3,500); and Step 7--marketing the program in the area when the advertisement appears and where the merchants supporting the debit cards are located (7-10 days, $5,000). Based upon these estimated time frames, we currently anticipate that approximately 75-90 days and $22,500 will be required to complete all of the indicated steps required to reach the stage at which the first advertisement appears in local media and we are able to begin marketing the program to the public in a market. Our joint venture partners will be responsible for 100% of the costs associated with Steps 1, 2, 6 and 7 and approximately 75% of the costs associated with Steps 3, 4 and 5, which leaves us responsible for approximately $2,250 of the $22,500 required to open a market. To the extent that the proceeds of this offering are not sufficient to fund our expenses for each step for a market, we will not be able to open such market unless we obtain additional financing or realize sufficient working capital from our operations.

                            DESCRIPTION OF PROPERTY

      Our offices are currently located at 3229 Wentwood Drive, Suite 200, Dallas, Texas 75225, in approximately 500 square feet of office space in a facility owned by Mr. Walker, who is providing the space rent-free while we ramp up operations and seek to raise capital. These premises will remain available to us on a rent-free basis until we outgrow them and require larger offices. Our current office space is adequate and suitable for current operations, and is expected to be suitable for future operations for at least the remainder of the current fiscal year. Other than office space, we maintain minimal amounts of equipment. Our inventory of discount certificates is maintained on our website and in our contracts with participating vendors. The website is housed on third party host servers with scalable properties (i.e., the ability to be expanded) and redundant backup and security protections, as is the toll-free telephone number. Our proprietary in-house operating software was designed using free shareware as a base, and we license other elements of our operations as necessary.

_____________________________________________________________________________

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      James Walker, our President, Secretary and a Director, and Michael Jacobson, our Vice President and Chairman of the Board of Directors, have devoted their full time and attention to the BidGive discount certificate business over the last three years. They have also paid certain necessary expenses on our behalf, which payments were treated as capital contributions or reimbursable expenses. The expenses paid by Mr. Walker are estimated to be approximately $4,500, and the expenses paid by Mr. Jacobson are estimated to be approximately $5,100, Further, in 2004, members of management have contributed funds for operational expenses to BidGive International as short-term loans and convertible debt, as follows: James Walker, $20,650; Michael Jacobson, $1,590; Thomas Richardson, former CFO, $10,000, and Ronald Gardner, $1,250. At present, we have not entered into employment agreements with either Mr. Walker or Mr. Jacobson; however, we anticipate entering into such agreements with Mr. Walker and Mr. Jacobson in the future. Mr. Walker and Mr. Jacobson received $60,000 and $13,500, respectively, in executive compensation during 2004. Mr. Walker and Mr. Jacobson were paid $10,000 and $3,000, respectively, in 2003 for services provided to us as independent consultants. Other than as described in the preceding sentences, no officer or employee has received or accrued any compensation through December 31, 2004. When BidGive Group, LLC was formed to purchase certain select assets (the discount certificate concept) from BidGive, Inc., membership interests in BidGive Group, LLC were dividended to all BidGive, Inc. stockholders as part of the purchase price for such assets. Accordingly, on October 2, 2003, 800,000 membership interest units of BidGive Group, LLC were issued to each of Mr. Walker and Mr. Jacobson as a dividend on the shares of BidGive, Inc. common stock held by each of them. On December 4, 2003, the date of the merger of BidGive Group, LLC into the Merger Sub, Mr. Walker and Mr. Jacobson were each issued 1,470,625 shares of the our common stock in exchange for each individual's 800,000 membership interest units in BidGive Group, LLC based on a formula applied equally to all BidGive Group, LLC members in such merger.

      Ron Gardner is a member of our Board of Directors and has provided services to the BidGive discount certificate business during the past three years by assisting us with establishing necessary business relationships. Mr. Gardner continues to provide us with these services. Mr. Gardner also assisted and was affiliated with BidGive Group, LLC (a predecessor to BidGive International) by virtue of his ownership interest therein and by providing services such as referrals to potential business partners and general business advice. As consideration for his services, on May 28, 2003, Mr. Gardner received a total of 320,000 membership interest units in BidGive Group, LLC. On December 4, 2003, upon completion of the merger of BidGive Group, LLC into the Merger Sub, Mr. Gardner's membership interest units were converted into 588,250 shares of our common stock. Mr. Gardner is also an owner of PGI, which is one of our joint venture partners and the owner of 127,667 shares of our common stock. Pursuant to the terms of our joint venture agreement with PGI, PGI will receive up to $9,500 per month after this offering is completed to cover its operational expenses as an advance against any commissions due thereunder.

      Robert Schneiderman is a member of our advisory board and has provided services to the BidGive discount certificate business during the past three years by assisting us with establishing necessary business relationships. Mr. Schneiderman continues to provide us with

_____________________________________________________________________________

these services. Mr. Schneiderman also assisted and was affiliated with BidGive Group, LLC (a predecessor to BidGive International) by virtue of his ownership interest therein and by providing services such as referrals to potential business partners and general business advice. As consideration for his services, on May 28, 2003, Mr. Schneiderman received a total of 200,000 membership interest units in BidGive Group, LLC. On December 4, 2003, upon completion of the merger of BidGive Group, LLC into the Merger Sub, Mr. Schneiderman's membership interest units were converted into 367,656 shares of our common stock.

      During the period from April 2001 through June 2002, Mid-Continental Securities Corp. purchased a total of 4,463,750 shares of our common stock for total consideration of $4,464, or $0.001 per share. After completion of the recapitalization effected in anticipation of the merger transaction of BidGive Group, LLC into the Merger Sub, the total number of shares owned by Mid-Continental Securities Corp. was reduced to 365,000. Frank Pioppi owns approximately 92% of Mid-Continental Securities Corp., and may be deemed by that company to be the beneficial owner of 100% of Mid-Continental's shares in BidGive International. Mr. Pioppi currently has no current relationship or affiliation with BidGive International, but served as an officer and director of Rolfe Enterprises, Inc. (a predecessor of BidGive International) in the past.


          MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

      There is no public trading market for shares of our common stock. Our common stock is not yet quoted on the OTC Bulletin Board or on any other public trading market and we have not applied for listing or quotation on any public trading market. Following completion of this offering, we intend to apply to have our common stock listing for trading on the OTC Bulletin Board, but there is no assurance that our shares will be listed on the OTC Bulletin Board, or that any public market will be established or will develop for our shares.

      If a trading market does develop for our shares it is likely to be subject to restrictions imposed by the penny stock rules. The Securities and Exchange Commission has adopted rules which regulate broker-dealer practices in "penny stocks," which generally means stocks with a price of less than $5.00. Prior to engaging in a certain transactions involving a penny stock, broker-dealers must make a special written determination that it is a suitable investment for the purchaser and must receive the purchasers' written consent to the transaction and written acknowledgement of receipt of a risk disclosure statement. The broker-dealer must also provide the customer with information regarding the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and a monthly account statement showing the market value of each penny stock held. These disclosure requirements will have the effect of making it more difficult for an active trading market to develop in our stock and for an investor in this offering to sell shares of our common stock in the secondary market.

      None of our common equities are subject to any outstanding options, warrants to purchase, or securities convertible into, common stock. We have not agreed to register any common stock under the Securities Act for sale by our security holders, although we reserve the right to do so in the future. Other than this offering, there are no common equities of BidGive

_____________________________________________________________________________

International that are being, or have been proposed to be, publicly offered by us, the offering of which could have a material effect on the market price of our common stock.

      The Securities and Exchange Commission has issued an interpretative letter which concludes that promoters and affiliates of a blank check company such as us and their transferees are not entitled to rely upon the exemption from registration provided by Rule 144 for purposes of resales of their shares. Accordingly, any of our shares held by persons who may be deemed to be our promoters or affiliates, or their transferees, may only resell their securities through a registered offering.

      As of the date of this prospectus, we had 6,308,292 shares of common stock issued and outstanding which are held by 177 stockholders of record.

      We currently have no securities authorized for issuance under any equity compensation plans.

      We have never declared any cash dividends on our common stock, and do not anticipate declaring dividends in the foreseeable future.

                            EXECUTIVE COMPENSATION

      The following table sets forth the aggregate cash compensation paid by the Company in the three most recent fiscal years ended December 31, 2003, to each of its most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION

                                                     OTHER ANNUAL
NAME AND PRINCIPAL POSITION (1) YEAR  SALARY  BONUS  COMPENSATION (2)

JAMES P. WALKER, JR.            2004    --    --     $60,000 (2)
President, Secretary, Director  2003    --    --     $10,000 (2)
                                2002   N/A   N/A             N/A


MICHAEL JACOBSON                2004    --    --     $13,500 (3)
                                2003    --    --      $3,000 (3)
JOSEPH H. DOWLING               2004    --    --              --
                                2003    --    --              --
  President, Director           2002    --    --              --


(1) Mr. Dowling served as President and a Director of Rolfe Enterprises, Inc. (BidGive International's predecessor) until December 2003. Mr. Walker succeeded Mr. Dowling as our President and a Director in December 2003.


(2) Represents $60,000 and $10,000 paid to Mr. Walker in 2004 and 2003 for services provided to us as an independent consultant.

_____________________________________________________________________________


(3) Represents $13,500 and $3,000 paid to Mr. Jacobson in 2004 and 2003 for services provided to us as an independent consultant.


      Mr. Walker and Mr. Jacobson received $60,000 and $13,500, respectively, in executive compensation during 2004. Mr. Walker and Mr. Jacobson were paid $10,000 and $3,000, respectively, in 2003 for services provided to us as independent consultants. Other than as described in the preceding sentences, no compensation was awarded or paid by us to, or earned by, any officer or director as our employee through December 31, 2004. We currently have no stock option, retirement, pension, profit-sharing programs or similar plans for the benefit of our directors, officers or other employees. We anticipate that we will pay employment compensation, including bonuses and benefits, to our officers and directors in the future.


                                    EXPERTS

      Our financial statements, which include the balance sheet as of December 31, 2004, and the related statements of operations, shareholders' deficiency and cash flows for the years ended December 31, 2004 and 2003, included in this prospectus are reliant on the audit report of Child, Sullivan and Company, independent certified public accountant, given on the authority of that firm's opinion based on their expertise in accounting and auditing. The financial statements as of and for the year ended December 31, 2004 included herein are audited.


                                 LEGAL MATTERS

      The validity of the shares being offered by this prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

_____________________________________________________________________________












                          BIDGIVE INTERNATIONAL, INC.

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          WITH REPORT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

                               DECEMBER 31, 2004

_____________________________________________________________________________






                          BidGive International, Inc.

                       Consolidated Financial Statements
                                    for the
                                  Years Ended
                          December 31, 2004 and 2003


                                   Contents

                                                                    Page
Report of Independent Registered Public Accounting Firm               39

Consolidated Balance Sheets                                           40

Consolidated Statements of Operations                                 41

Consolidated Statements of Changes in Stockholders' Equity (Deficit)  42

Consolidated Statements of Cash Flows                                 43

Notes to Financial Statements                                         44


_____________________________________________________________________________


REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



Officers and Directors
BidGive International, Inc.

We have audited the consolidated balance sheets of BidGive International, Inc. as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2004 and 2003, and for the period from May 6, 1996 (date of inception) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BidGive International, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from May 6, 1996 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company currently has cash flow constraints, an accumulated deficit, and has relatively little revenue from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Child, Sullivan and Company
MARCH 25, 2005

_____________________________________________________________________________

                          BIDGIVE INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEET


                                                                 December 31,
                                                                     2004
								 ____________

ASSETS
  CURRENT ASSETS
   Cash                                                          $      5,344
   Accounts receivable                                                 10,000
                                                                 ____________

                           TOTAL CURRENT ASSETS                        15,344
								 ____________



                                   TOTAL ASSETS                  $     15,344
								 ============



LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
   CURRENT LIABILITIES
     Accounts payable and accrued expense                        $    105,768
     Deferred revenue                                                  10,000
     Convertible debt                                                  47,990
								 ____________

                      TOTAL CURRENT LIABILITIES                       163,758

  Common stock subject to rescission rights, .001 par value
   32,400 shares issued and outstanding                                40,500

   STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $.001 par value
     20,000,000 shares authorized, 6,275,892
     issued and outstanding                                             6,276
     Additional paid-in capital                                        30,335
     Accumulated deficit                                            (225,525)
								 ____________

           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                     (188,914)
								 ____________



  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $   15,344
								============


*See Notes to Consolidated Financial Statements

_____________________________________________________________________________





                          BIDGIVE INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                     For the        For the
                                                      year           year
                                                      ended          ended
                                                  December 31,   December 31,
                                                      2004           2003


REVENUES

  Sales                                          $      25,920   $         -


EXPENSES

  Selling, general, and
   administrative expenses                             185,579          47,287
 					 	  ____________    ____________


NET LOSS BEFORE TAXES                                (159,659)        (47,287)
						  ____________    ____________


  Income tax expense                                        -               -
          					  ____________    ____________


TOTAL INCOME (LOSS)                               $  (159,659)   $    (47,287)
						  ============	  ============


Loss per common share                             $     (0.02)   $      (0.05)
						  ============	  ============


Weighted average common
   shares outstanding                                6,275,892         894,203
						  ============	  ============



*See Notes to Consolidated Financial Statements

______________________________________________________________________________


                          BIDGIVE INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CHANGES
                       IN STOCKHOLDERS' EQUITY (DEFICIT)
                              FOR THE YEARS ENDED
                          DECEMBER 31, 2004 AND 2003


                                                                           Common Stock  Accumulated   Total
                                          COMMON STOCK     Additional       Subscription   Deficit
                                          Shares  Amount   Paid-in Capital  Receivable
                                          ______  ______   _______________  __________    ________    _______

Balances at January 1, 2003              465,620    466       16,145                       (18,579)    (1,968)

   Common stock for cash                   4,160      4        6,246               -             -      6,250

   Common stock issued in              5,795,112  5,795       (5,795)              -             -          -
   merger
  Common stock subscribed                 11,000     11       13,739         (13,750)            -          -

   Net loss                                    -      -            -               -       (47,287)    (47,287)
					________  _____	      ______          ______       ________    ________

Balances at December 31, 2003

    (RESTATED-NOTE 4)                  6,275,892   6,276       30,335        (13,750)      (65,866)    (43,005)

  Payments received for subscribed shares      -       -            -         13,750             -      13,750

   Net loss                                    -       -            -              -       (159,659)  (159,659)
                                        ________   _____       ______         ______       _________  _________


Balances at December 31, 2004          6,275,892  $6,276    $   30,335      $      -      $(225,525) $(188,914)
                                       =========  ======    ==========      =========      ========= ==========




*See Notes to Consolidated Financial Statements

______________________________________________________________________________



                          BIDGIVE INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                     For the        For the
                                                      year           year
                                                      ended          ended
                                                  December 31,   December 31,
                                                      2004           2003
						  __________    ____________
                                                            (Restated-Note 4)
OPERATING ACTIVITIES

  Net loss                                      $  (159,659)   $   (47,287)
  Adjustments to reconcile net loss
   to cash used by operating activities:

Changes in operating liabilities and assets

     Accounts receivable                            (10,000)            -
     Shareholder receivable                               -          1,197
     Accounts payable and accrued expenses           61,917         40,651
     Deferred revenue                                 10,000            -
                                                  __________    ___________

     NET CASH PROVIDED (USED) BY
            OPERATING ACTIVITIES                    (83,992)        (5,439)


FINANCING ACTIVITIES

  Issuance from issuance of common stock subject
    to rescission                                    40,500          6,250
  Proceeds from stock subscriptions receivable       13,750              -
  Issuance of convertible debt                       47,990              -
						 __________    ___________

     NET CASH PROVIDED (USED) BY
            FINANCING ACTIVITIES                     88,490          6,250
					         __________    ___________

     INCREASE (DECREASE) IN CASH                      4,498            811

Cash at beginning of year                               846             35
						 __________    ___________

             CASH AT END OF YEAR               $      5,344   $        846
					       ============   ============

Non-cash investing and financing activities:
        Common stock subscribed                $          -   $     13,750
                                               ============   ============


*See Notes to Consolidated Financial Statements

______________________________________________________________________________





                          BIDGIVE INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2004 AND 2003

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of BidGive International, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business

The financial statements presented are those of BidGive International, Inc., (formerly Rolfe Enterprises, Inc.) as of December 31, 2004 and 2003. Principal operations as an e-commerce marketing and retail organization, operating under the www.BidGive.com website where customers can purchase discount retail, dining, and travel offerings, began during the first quarter of 2004, so we are no longer in the development stage. We were originally incorporated as Rolfe Enterprises, Inc. under the laws of the state of Florida on May 6, 1996. We were reincorporated on April 12, 2004 in the state of Delaware as BidGive International, Inc. The purpose of the reincorporation was to change our name and state of domicile.

Business Combination


On October 10, 2003, the Company entered into a Merger Agreement and Plan of Reorganization (the Merger Agreement) with BBG Acquisition Subsidiary, Inc., a Texas Corporation and wholly-owned subsidiary of the Company (the Merger Sub), and BidGive Group, LLC, a Texas limited liability company (BidGive). Pursuant to the Merger Agreement, effective as of December 4, 2003, BidGive was merged with and into the Merger Sub with the Merger Sub surviving the merger, and each 1% of membership interest in BidGive immediately prior to the effective time of the merger was converted into 57,951 shares of the Company's $.001 par value common stock. The merger was accounted for as a reverse acquisition. At the effective date of the merger, BidGive had no assets or liabilities. The accounts of the Company include those of BidGive International and its subsidiary, BBG Acquisition Subsidiary, Inc. All intercompany accounts have been eliminated in consolidation.


In October 2003, the Company's board of directors, and stockholders representing a majority of the Company's outstanding common stock, approved a 1:2 stock split and a 25:1 reverse split of the Company's issued and outstanding common stock. All per share data in the accompanying financial statements have been adjusted to reflect the stock split and reverse stock split.

Revenue Recognition

The financial statements are prepared based on the accrual method of accounting. The Company recognizes revenues when it receives funds, usually via credit card transactions, as payment for discount certificates and loading funds onto debit cards. The Company also receives some cash payments from vendors in payment for the advertising and marketing they receive, which is recognized as revenue when services have been performed and milestones achieved, when applicable. Deferred revenue is recorded when payments are received in advance of substantial completion of services. Accounts receivable of $10,000 for payments to be received under contract for services not yet completed have been recorded at December 31, 2004. Management expects to complete its remaining obligations under the contracts shortly after year- end, at which time revenues will be recognized.

______________________________________________________________________________



                          BIDGIVE INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2004 AND 2003

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents. Such cash equivalents generally are part of the Company's cash management activities rather than part of its operating, investing, and financing activities. Changes in the market value of cash equivalents result in gains or losses that are recognized in the income statement in the period in which they occur. The Company had no cash equivalents at December 31, 2004 or 2003.

Recent Accounting Pronouncements


Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS NO. 144 has not materially affected the Company's reported earnings, financial condition or cash flows.


Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Dividend Policy

The Company has not yet adopted any policy regarding payment of dividends.

Income Taxes

The Company records the income tax effect of transactions in the same year that the transactions enter into the determination of income, regardless of when the transactions are recognized for tax purposes. Tax credits are recorded in the year realized. Since the Company has not yet realized income as of the date of this report, no provision for income taxes has been made.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. An allowance against deferred assets is recorded when it is more likely than not that such tax benefits will be realized.

______________________________________________________________________________





                          BIDGIVE INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2004 AND 2003

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred tax assets totaling $79,000 at December 31, 2004 arising from cumulative net operating loss carry-forwards have been completely offset by a valuation allowance due to the uncertainty of the Company's ability to use the net operating loss carryovers of $225,525. Such carryovers may be limited due to changes in ownership, and will expire between December 31, 2016 through 2024.

Earnings (Loss) per Share


Basic earnings (loss) per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares and common share equivalents during the periods presented, as long as such equivalents are not antidilutive.

Advertising Costs

Advertising costs (if any) are charged to expense in the period in which they are incurred and advertising communication costs the first time the advertising takes place. There were no advertising costs for the periods ended December 31, 2004 and 2003.

NOTE 2      CONVERTIBLE  DEBT

During 2004, the Company issued short-term convertible debt to existing shareholders and officers in order to fund operations. The notes are due in six to 12 months from date of issuance, require no monthly payments, and bear interest at rates of 6% and 10% annum. The notes are convertible to common stock at share prices ranging form $1.25 per share to $ 1.50 per share. Accordingly, the Company has not recorded any interest related to beneficial conversion features.


NOTE 3      GOING CONCERN

The financial statements are presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As of December 31, 2004 and 2003, the Company has incurred accumulated deficits of $225,525 and $65,866, and only had cash of $5,344 and $846, respectively. Management feels that the related operations that began shortly after year-end, short-term loans, and the pending public offering will provide the Company with sufficient working capital to allow it to continue as a going concern.

______________________________________________________________________________




                          BIDGIVE INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2004 AND 2003


NOTE 4      RESTATEMENT OF PREVIOUSLY ISSUED AUDITED FINANCIAL STATEMENTS

Subsequent to issuance of the previously restated 2003 financial statements and filing of the 2003 restated 10-KSB, management of the Company reclassified amounts of additional paid in capital, expenses and accumulated deficit for shares issued relative to the merger. In addition, the Company restated 2003 amounts for shares issued under stock subscriptions receivable, for which proceeds were received in 2004. As a result, it restated the audited financial statements for the period ended December 31, 2003. The restatements had no impact on the statement of operations.

The following tables set forth the effects of the restatement adjustments:

                                    Period Ended December 31, 2003

                                         reviously Restated    Newly Restated          Change

Statement of Operations

 Total Income (Loss)                      $    (47,287)          $    (47,287)       $       -
                                          =============          =============       =========

Balance Sheet
 Assets                                   $        846           $        846        $       -
					  =============		 =============       =========



Liabilities                               $      43,851          $      43,851       $       -
                                          =============		 =============       =========

 Stockholders' Equity (Deficit)

  Common stock, $.001 par value
    20,000,000 shares authorized,
    6,275,892 shares issued and
    outstanding                           $       6,225          $      6,276      $        51

  Additional paid-in capital                     16,636                30,335           13,699

  Common stock subscriptions
  receivable					      -               (13,750)         (13,750)

  Deficit accumulated during the
    development stage			        (65,866)              (65,866)               -
                                          ______________          _____________       ________


 Total Stockholders' Equity (Deficit)           (43,005)             (43,005)                -
                                          ______________          _____________       ________


 Total Liabilities and Stockholders'
   Equity (Deficit)                       $        846           $        846        $       -
					  =============		 =============       =========


______________________________________________________________________________




                          BIDGIVE INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                          DECEMBER 31, 2004 AND 2003


                   NOTE 5 SHARES SUBJECT TO RECISSION RIGHTS



During 2004, the Company issued 32,400 shares of common stock in a private placement after filing a registration statement on Form SB-2 with the Securities and Exchange Commission. These shares were issued in reliance upon claimed exemptions from registration which, in retrospect, may not be available. As a result, the purchasers of these shares may have rescission rights for recovery of the purchase price paid for the shares with interest. Accordingly, the issuance of 32,400 shares for $40,500 has been recorded as "common stock subject to rescission rights" on the balance sheet. Interest to be paid contingent upon the possibility of rescission is considered immaterial.

______________________________________________________________________________


DEALER PROSPECTUS DELIVERY OBLIGATION

      Until ______ 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and Bylaws include provisions requiring us to provide indemnification for officers, directors, and other persons. We have the power, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, to indemnify any director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by Section 145 by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


We will incur the following expenses in relation to this offering, assuming that all 1,000,000 shares are sold in this offering:




           Type of Expense             Amount


Registration Fees                       $202.25
State Taxes and Fees                    $ 1,000
Transfer Agent's Fees                   $ 2,500
Printing, Postage, Distribution, etc.   $10,000
Legal Fees                              $50,000
Accounting Fees                         $25,000
Miscellaneous                           $10,000
Total                                $98,702.25

______________________________________________________________________________


               ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

              NAME                      DATE            SECURITIES SOLD   PURCHASE PRICE PER   AGGREGATE PURCHASE
                                                                                 SHARE               PRICE
Jim Walker 1                       March 10, 2005      Convertible Note 10       N/A                $5,000
Bob Schneiderman 1                 February 4, 2005    Convertible Note 10       N/A                $1,000
Jim Walker  1                      February 2, 2005    Convertible Note 10       N/A                $5,000
Bob Schneiderman 1                 January 11, 2005    Convertible Note 10       N/A                $  300
Len Pearl 1                        May 17, 2004        Convertible Note 11       N/A                $2,500
Michelle Hassine 1                 May 27, 2004        Convertible Note 11       N/A                $4,500
Saleem Lakdawala                   May 28, 2004        Convertible Note 11       N/A                $6,250
Ron Gardner 1                      June 30, 2004       Convertible Note 11       N/A                $4,990
Bob Schneiderman 1                 June 30, 2004       Convertible Note 11       N/A                $4,990
Jim Walker 1                       June 30, 2004       Convertible Note 11       N/A                $4,990
Michael Jacobson 1                 June 30, 2005       Convertible Note 11       N/A                $4,990
Jim Walker 1                       August 2, 2004      Convertible Note 11       N/A                $5,400
Thomas Richardson 1                September 29, 2004  Convertible Note 11       N/A               $10,000
Jim Walker 1                       November 11, 2004   Convertible Note 10       N/A                $2,500
Michael Jacobson 1                 December 7, 2004    Convertible Note 10       N/A                $  350
Jim Walker 1                       December 13, 2004   Convertible Note 10       N/A                $6,500
Jim Walker 1                       December 31, 2004   Convertible Note 10       N/A                $5,000
Shai Rappaport1                    March 2, 2004           4,000 shares4       $1.25                $5,000
Saleem Lakdawala1                  February 10, 2004       2,000 shares4       $1.25                $2,500
Jack Weiner1                       February 6, 2004       12,000 shares4       $1.25               $15,000
John Peiser1                       February 3, 2004        8,000 shares4       $1.25               $10,000
Joseph Pioppi2                     January 22, 2004        2,400 shares4       $1.25                $3,000
PGI, Inc.1                         January 20, 2004        2,000 shares4       $1.25                $2,500
Frank Pioppi2                      January 9, 2004         2,000 shares4       $1.25                $2,500
Neil Berwish1                      December 5, 2003        5,000 shares4       $1.25                $6,250
Phil Berwish9                      December 5, 2003        5,000 shares5       $1.259               $6,250
David Peterson9                    December 5, 2003        5,000 shares5       $1.259               $6,250
BidGive, Inc.3                     October 2, 2003     3,094,009 units6       Assets                   N/A
Ali Tekbali1                       September 30, 2003     30,000 units7        $1.25               $37,500
Les Maund9                         September 30, 2003     20,000 units6        $1.259              $25,000
Natalie Retamar1                   September 29, 2003      4,000 units7        $1.25                $5,000
Terry Byer1                        September 29, 2003      8,000 units7        $1.25               $10,000
PGI, Inc.1                         September 16, 2003      1,600 units7        $1.25                $2,000
Robert Schneiderman1               August 14, 2003         6,000 units7        $1.25                $8,000
PGI, Inc.1                         August 13, 2003         8,000 units7        $1.25               $10,000
Peter & Julie Andreesen1           June 3, 2003           50,000 unit7         $0.50               $25,000
Peter & Lisa Luthringer1           November 11, 2002       2,000 shares8       $0.50                $1,000
Mid-Continental Securities Corp.3  June 25, 2002       2,000,000 shares8       $0.001               $2,000
Mid-Continental Securities Corp.3  June 17, 2002         770,000 shares8       $0.001               $  770
Mid-Continental Securities Corp.3  January 8, 2002       150,000 shares8       $0.001               $  150
Mid-Continental Securities Corp.3  December 21, 2001     250,000 shares8       $0.001               $  250
Mid-Continental Securities Corp.3  December 19, 2001     500,000 shares8       $0.001               $  500
Mid-Continental Securities Corp.3  July 24, 2001         408,750 shares8       $0.001               $  408.75
Mid-Continental Securities Corp.3  April 18, 2001        385,000 shares8       $0.001               $  385

______________________________________________________________________________

   1 We made a determination that each such purchaser was an accredited investor as that term is defined under Regulation D promulgated under the Securities Act, based in part upon representations made in each such purchaser's executed subscription agreement and financial information about each such purchaser provided therein. Each such purchaser also represented to us that he or she received all information he or she considered necessary in determining whether to purchase our common stock (or the units of BidGive Group, LLC prior to its merger with our predecessor, as the case may be).

      2 We made a determination that each such purchaser was an accredited investor as that term is defined under Regulation D promulgated under the Securities Act, based in part upon representations made by each such purchaser. Each such purchaser also represented to us that he or she received all information he or she considered necessary in determining whether to purchase our common stock.

      3 Purchaser is a person who either alone or with his or her purchaser representative(s) had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in, and received all information he, she or it considered necessary in determining whether to purchase our common stock (or the units of BidGive Group, LLC prior to its merger with our predecessor, as the case may be).

      4 Sale of our Common Stock pursuant to Section 3(b) of the Securities Act and Rule 505 promulgated thereunder.

      5  Sale  of  our  Common Stock pursuant to Section 4(2) of the Securities
Act.

      6 Sale of membership units in BidGive Group, LLC pursuant to Section 4(2) of the Securities Act. Effective as of December 4, 2003, BidGive Group, LLC was merged with and into the Merger Sub with the Merger Sub surviving the Merger, and each 1% membership interest in BidGive Group, LLC that was issued and outstanding immediately prior to the effective time of the Merger was converted into 57,446 shares of our common stock. As a result of the Merger, the former members of BidGive Group, LLC became the holders of 92.5% of our issued and outstanding common stock effective as of December 4, 2003.

      7 Sale of membership units in BidGive Group, LLC pursuant to Section 3(b) of the Securities Act and Rule 505 promulgated thereunder.

      8 Sale of Rolfe Enterprise, Inc.'s common stock pursuant to Section 4(2) of the Securities Act. This sale occurred prior to the 2:1 forward stock division, the 1:25 reverse stock split, and the merger of Rolfe Enterprises, Inc. into BidGive International.

      9 Value of services rendered to us. Phil Berwish and David Peterson are recent additions to our advisory board-each member of the advisory board is granted 5,000 shares of common stock in lieu of any cash compensation for their availability, expertise, and guidance in establishing and expanding our business operations. Les Maund has provided and continues to provide, without cash compensation by us, necessary print and webpage design and development services for our advertising element, and was granted 20,000 shares of our common stock for such services. We made a determination that each such person either (i) was an accredited investor as that term is defined under Regulation D promulgated under the Securities Act, or (ii) either alone or with his or her purchaser representative(s) had sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in, and received all information he, she or it considered necessary in determining whether to purchase our common stock, in each case based in part upon representations made by each such person.

______________________________________________________________________________

      10 Convertible into shares of common stock at a price of $1.50 per share. 11 Convertible into shares of common stock at a price of $1.25 per share.

      All of the securities sold for cash were offered and sold through our officers and directors in reliance upon exemptions from registration either under Section 4(2) of the Securities Act or under Section 3(b) of the Securities Act and Rule 505 of Regulation D promulgated thereunder. The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. All such transactions were private offerings made without advertising or public solicitation. Purchasers signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

ITEM 27.  EXHIBITS



   2.1 Merger Agreement and Plan of Reorganization, dated October 10, 2003, entered by and among Rolfe Enterprises, Inc., BGG Acquisition Subsidiary, Inc., Mid-Continental Securities Corp., and BidGive Group, LLC (filed as Exhibit 2.1 to BidGive International's Form 10-QSB filed on November 10, 2003, and incorporated herein by reference).

   2.2. Merger Agreement and Plan of Reorganization, dated March 10, 2004, entered by and between Rolfe Enterprises, Inc. and BidGive International, Inc. (filed as Exhibit 10 to BidGive International's Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

   3.1   Certificate of Incorporation of BidGive International, Inc. (filed as
         Exhibit 3 to BidGive International's Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

   3.2 Bylaws of BidGive International, Inc. (filed as Exhibit 3 to BidGive International's Preliminary Information Statement on Schedule 14C filed on March 12, 2004, and incorporated herein by reference).

   4.1   Convertible promissory note.

   5.1   Opinion of Counsel.

______________________________________________________________________________

   10.1 Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Personal Greetings, Inc., dated February 15, 2004 (filed as Exhibit 10.6 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on April 28, 2004, and incorporated herein by reference).

   10.2 Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Leonard Pearl, dated February 15, 2004 (filed as Exhibit 10.5 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on April 28, 2004, and incorporated herein by reference).

   10.3 Joint venture/revenue sharing letter agreement between BidGive International, Inc. and Terry Byer, dated February 15, 2004 (filed as
         Exhibit 10.4 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on April 28, 2004, and incorporated herein by reference).

   10.4  Form of BidGive International, Inc. dining agreement (filed as Exhibit
         10.4 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

   10.5  Form of BidGive International, Inc. retail agreement (filed as Exhibit
         10.5 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

   10.6 Agreement between BidGive and Coventry Travel, dated January 5, 2004 (filed as Exhibit 10.6 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

   10.7 Agreement between BidGive VarTec Telecom/Excel Communications and i2 Foundation - Aidmatrix, dated January 27, 2003 (filed as Exhibit 10.7 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

   10.8 Agreement between BidGive and Data Mountain Solutions dated December 2, 2003, (filed as Exhibit 10.8 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on October 5, 2004, and incorporated herein by reference).

   10.9 Form of BidGive International, Inc. confidentiality agreement for Independent Sales Consultants (filed as Exhibit 10.4 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on July 28, 2004, and incorporated herein by reference).

   10.10 Form of BidGive International advertising participation agreement (filed as Exhibit 10.10 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on October 5, 2004, and incorporated herein by reference).

   10.11 Certifications of Commitments to Purchase Common Stock, dated September 1, 2004 (filed as Exhibit 10.11 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on January 18, 2005, and incorporated herein by reference).

______________________________________________________________________________

   21.1 Subsidiaries of BidGive International (filed as Exhibit 21.1 to BidGive International's Preliminary Registration Statement on Form SB-2 filed on October 5, 2004, and incorporated herein by reference).

   23.1 Consent of Child, Sullivan and Company, Certified Public Accountant, Kaysville, Utah.

   23.2  Consent of Counsel (included in Exhibit 5.1).

   99.1  Affiliate Membership Agreement (Linkshare).


ITEM 28. UNDERTAKINGS

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


   The undersigned small business issuer hereby undertakes:


   (1)To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i)To include any prospectus required by Section 10(a)(3) of the Securities Act.

      (ii)To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any additional or changed material information on the plan of distribution.

   (2)For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   (3)To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

______________________________________________________________________________

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on May 6, 2005.


BIDGIVE INTERNATIONAL, INC.



By: /s/ James P. Walker, Jr.

President, Secretary and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ James P. Walker, Jr.
President, Secretary and Director

Date: May 6, 2005


/s/ Michael Jacobson
Vice President and Director

Date: May 6, 2005

/s/ Rebecca Richardson-Blanchard
Principal Financial Officer

Date: May 6, 2005

/s/ Mark S. Gardner
Director

Date: May 6, 2005

/s/ Ronald D. Gardner
Director

Date: May 6, 2005